EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2007, accompanying the consolidated financial statements of Torbay Holdings, Inc. and Subsidiaries included in the Annual Report of Torbay Holdings, Inc. on Form 10-KSB for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 filed on January 13, 2006.

/s/Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

New York, New York
April 27, 2007